UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 28, 2013

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53473	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      .      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      .      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2013, our Board of Directors increased the number of members of the Board to seven.  Concurrently, the Board appointed Jerry D. Barney, Edward J. Devereaux and Eunis L. Shockey as new members to the Board of Directors, filling the three vacancies.  All three of the new members to the Board are independent.  We are currently in the process of forming committees of the Board of Directors, including an audit committee, compensation committee and nominating committee.  The Board of Directors anticipates appointing Messrs. Barney, Devereaux and Shockey, along with our other independent director Wayne Turner, to each of these committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: October 29, 2013	By: /s/ John A. Brda
John A. Brda
President

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